First Choice Bancorp announces FDIC approval of proposed merger, CEO scheduled to meet with investors

CERRITOS, CALIFORNIA, May 14, 2018 (NASDAQ: FCBP) — First Choice Bancorp (“First Choice” or the “Company”), the holding company of First Choice Bank (the “Bank”), and Pacific Commerce Bancorp (OTC Pink: PCBC), the holding company for Pacific Commerce Bank, previously announced the proposed merger of Pacific Commerce Bancorp with and into First Choice Bancorp (the “Merger”) on February 26, 2018, before the market opened. On May 10, 2018, First Choice was advised by the Federal Deposit Insurance Corporation (the “FDIC”) that the Merger was approved, subject to the completion of certain conditions in the approval order. In addition, the Board of Governors of the Federal Reserve System (the “Board”) has advised First Choice that, subject to FDIC approval, the Board has waived the requirement for a separate application. The approval of the Merger from the California Department of Business Oversight is pending.

Robert M. Franko, the President and CEO of First Choice, will be meeting with investors at Piper Jaffray’s Financial Service Conference from May 14, 2018 to May 16, 2018 in Palm Beach, Florida to discuss Company’s historical performance and the pending merger with Pacific Commerce Bancorp.

About First Choice Bancorp

First Choice Bancorp is the registered bank holding company for First Choice Bank. First Choice Bank, headquartered in Cerritos, California is a community-focused financial institution, serving diverse consumers and commercial clients and specializing in loans to small businesses, private banking clients, commercial and industrial loans, and commercial real estate loans with a niche in providing finance for the hospitality industry. The Bank is a Preferred Small Business Administration (SBA) Lender. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is now traded on the Nasdaq Capital Market under the ticker symbol “FCBP”.

First Choice Bank’s website is www.FirstChoiceBankCA.com.

About Pacific Commerce Bancorp

Pacific Commerce Bancorp is the parent company for Pacific Commerce Bank. Pacific Commerce Bank operates six full-service branches in Los Angeles and San Diego Counties, including its wholly owned division, ProAmérica Bank, in Downtown Los Angeles. Pacific Commerce Bank provides a complete array of deposit, treasury, cash management and loan banking solutions to small businesses, professionals and high net worth individuals from Los Angeles to the Mexico border. As a Preferred SBA Lender, Pacific Commerce Bank provides a full complement of lending solutions to small businesses throughout Southern California. Pacific Commerce Bancorp is publicly traded on the Over the Counter Market (OTC Pink) under the ticker symbol “PCBC”.

For more information please visit the website at www.PacificCommerceBank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of First Choice Bancorp and Pacific Commerce Bancorp intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of First Choice Bancorp and Pacific Commerce Bancorp and the resulting company, include but are not limited to: the businesses of First Choice Bancorp and/or Pacific Commerce Bancorp may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and other risk factors detailed from time to time. First Choice Bancorp and Pacific Commerce Bancorp undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed transaction, First Choice has prepared and filed with the Securities and Exchange Commission a registration statement on Form S-4 containing, among other things, a joint proxy statement/prospectus and other documents with respect to the proposed Merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS PROVIDED BY FIRST CHOICE BANCORP AND PACIFIC COMMERCE BANCORP BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the joint proxy statement/prospectus and other relevant documents prepared by First Choice Bancorp and Pacific Commerce Bancorp free of charge by contacting First Choice Bancorp or Pacific Commerce Bancorp.

CONTACTS

First Choice
Robert M. Franko, 562.345.9241
President & Chief Executive Officer
or
Yvonne L. Chen, 562.345.9244
Chief Financial Officer